EXHIBIT 10.1


                                                 May 17, 2005


Coconut Palm Acquisition Corp.
595 South Federal Highway
Suite 600
Boca Raton, Florida 33432

Morgan Joseph & Co. Inc.
600 Fifth Avenue
19th Floor
New York, New York 10020

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

                Re:     INITIAL PUBLIC OFFERING

Gentlemen:

                RPCP Investments, LLLP ("RPCP"), a stockholder of Coconut Palm Acquisition Corp. ("Company"), in consideration of Morgan Joseph & Co. Inc. ("Morgan Joseph") and EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

                1. If the Company solicits approval of its stockholders of a Business Combination, RPCP will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

                2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), RPCP will vote all Insider Shares owned by it in favor of the Company's decision to liquidate. RPCP and each partner or controlling person thereof (each a "Control Person") hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the

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Letter of Intent)  and any  remaining  net assets of the  Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

                3. RPCP acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Morgan Joseph and EBC that the business combination is fair to the Company's stockholders from a financial perspective.

                4. Neither the undersigned, any Control Person, any member of the family of any partner of the undersigned, nor any affiliate of the undersigned ("Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Royal Palm Capital Management, LLLP ("Related Party"), shall be allowed to charge the Company an allocable share of Related Party's overhead, up to $7,500 per month, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

                5. Neither RPCP, any Control Person, any member of the family of any partner of the undersigned, nor any Affiliate will be entitled to receive or accept a finder's fee or any other compensation in the event he, she or it, originates a Business Combination.

                6. RPCP will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with RPCP and an escrow agent acceptable to the Company.

                7. RPCP's Questionnaire furnished to the Company, Morgan Joseph and EBC and annexed as Exhibit A hereto is true and accurate in all respects. RPCP represents and warrants that no Control Person:

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        (a)     is subject  to or a  respondent  in any legal  action  for,  any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

        (b)     has have ever been  convicted of or pleaded  guilty to any crime
(i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and

        (c) has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

                8. RPCP has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

                9. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against it arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company, Morgan Joseph and EBC and appoint a substitute agent acceptable to each of the Company, Morgan Joseph and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

                10. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

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                                     RPCP Investments, LLLP
                                     ----------------------
                                     Print Name of Insider

                                     By: RPCP INVESTMENTS, INC., General Partner

                                     By: /s/ RICHARD C. ROCHON
                                         ---------------------
                                         Name:  Richard C. Rochon
                                         Title: President